EXHIBIT 5.1

[LETTERHEAD OF O’MELVENY & MYERS LLP]

December 12, 2005

Alaska Air Group, Inc.

19300 International Boulevard

Seattle, Washington 98188

Re: Alaska Air Group, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Alaska Air Group, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of shares of the Company’s common stock, $1.00 par value (the “Securities”).

We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, subject to certain proposed additional proceedings taken as contemplated by the Registration Statement prior to the issuance and sale of the Securities being offered by the Company and subject to the limitations and qualifications of this opinion, we are of the opinion that the Securities will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Securities as contemplated by the Registration Statement and the countersigning of the certificate or certificates representing the Securities by a duly authorized signatory of the registrar for the Securities, the Securities will be validly issued, fully paid and non-assessable.

The law covered by this opinion is limited to the present federal law of the United States, and the present corporate law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto.

Respectfully submitted,

/s/    O’Melveny & Myers LLP